Exhibit 99.1
PURCHASE AGREEMENT
          THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 29th day of June, 2007 by and among PlanetOut Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).
Recitals
          A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and
          B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of up to 22,782,609 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (together with any securities into which the Shares may be reclassified the “Common Stock”), at purchase price of $1.15 per share (prior to giving effect to the Reverse Split, as defined below); and
          C. Contemporaneous with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.
          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:
          “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.
          “Amendment and Waiver Agreement” means the agreement of forbearance, amendment and waiver among the Company and the holders of the ORIX Debt, substantially in the form attached hereto as Exhibit B, pursuant to which the holders of the ORIX Debt forbear from declaring any event of default or exercising any remedies under the terms of the ORIX Debt.
          “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
          “Collateral” has the meaning set forth in Section 6.3(e).
          “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
          “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.
          “Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).
          “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “D&O Lock-Up Agreements” mean agreements by each director and executive officer of the Company listed on Exhibit C attached hereto, in substantially the form attached hereto as Exhibit D, pursuant to which such persons shall agree not to sell or otherwise dispose of shares of the Company’s Common Stock directly or indirectly for a period commencing on the date hereof and ending on the Effective Date.
          “Effective Date” means the date on which the Registration Statement is declared effective by the SEC.
          “Effectiveness Deadline” means the date on which the Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.
          “Indebtedness” means any liability or obligation (i) for borrowed money, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables or obligations in respect of workers’ compensation, unemployment insurance and other social security laws or regulation, all arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a lien, claim, charge, security interest, mortgage or other encumbrance on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.
          “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).
          “LPI Debt” means all Indebtedness (together with any accrued and unpaid interest due thereon) of the Company and its Subsidiaries represented by those certain 10% Promissory Notes in the aggregate principal amount of $7,074,521, dated November 8, 2005 and payable to Lipo Liquidating Corp. (f/k/a “LPI Media, Inc”) and Speco Liquidating Corp. (f/k/a “SpecPub, Inc.”).
          “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.
          “Nasdaq” means The Nasdaq Global Market.
          “ORIX Debt” means all Indebtedness (together with any accrued and unpaid interest due thereon) of the Company and its Subsidiaries pursuant to the Loan and Security Agreement, dated September 28, 2006 (as amended as of the date hereof), by and between the Company and ORIX Venture Finance, LLC.
          “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
          “Proposal” has the meaning set forth in Section 7.9.
          “Purchase Price” means Twenty-Six Million Two Hundred Thousand Dollars ($26,200,000).
          “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

          “Reverse Split” means a reverse split of the Common Stock of not less than one-for-five and not more than one-for-20 which does not reduce the number of shares of Common Stock that the Company is authorized to issue.
          “SEC Filings” has the meaning set forth in Section 4.6.
          “Secured Debt” means, collectively, the LPI Debt and the ORIX Debt.
          “SpecPub Business” means the business currently operated by the Company’s Subsidiary, SpecPub, Inc. and certain similar aspects of the business currently operated through the Company’s web site, Kleptomaniac.com, which businesses constitute all of the Company’s lines of business which produce or sell materials which are adult in nature, sexually explicit or unsuitable for minors.
          “Subsidiary” of any specified Person (for purposes hereof, the “Parent”) means any other Person, a majority of whose outstanding voting securities or other voting interests (including voting partnership interests) or, if there are no such voting securities or interests, a majority of such Person’s outstanding equity interests, are owned, directly or indirectly, by the Parent.
          “Transaction Documents” means this Agreement and the Registration Rights Agreement.
          “1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3below.
     3. Closing. Unless the Company shall have made other arrangements with a particular Investor, upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the Purchase Price to the Company by all the Investors. Upon such receipt by Lowenstein Sandler PC of the certificates, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. On the date (the “Closing Date”) the Company receives in full the Purchase Price, the certificates evidencing the Shares shall be released to the Investors (the “Closing”). The Closing shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.
     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):
          4. 1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are listed on Schedule 4.1 hereto.
          4.2 Authorization. The Company has full power and authority and, except for approval of the Proposal by its stockholders and the filing and mailing of related proxy materials as contemplated in Section 7.9, the filing of the Registration Statement as required under the Registration Rights Agreement and the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to effect the Reverse Split, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares and (iv) the consummation of the Reverse Split. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
          4.3 Capitalization. Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.
          Except as described on Schedule 4.3, the issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.
          Except as described in the SEC Filings (as defined below), the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
          4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.
          4.5 Consents. Except for approval of the Proposal by its stockholders and the filing and mailing of related proxy materials as contemplated in Section 7.9 and the filing with the Delaware Secretary of State of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate the Reverse Split, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) approvals required to be obtained from Nasdaq, which shall be obtained and shall be in full force and effect prior to the Closing Date, and (ii) filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.
          4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings.
          4.7 [Reserved]
          4.8 No Material Adverse Change. Since December 31, 2006, except for the Reverse Split and except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been:
               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
               (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;
               (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;
               (iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;
               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole;

               (vi) any change or amendment to the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;
               (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;
               (viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;
               (ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;
               (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or
               (xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.
          4.9 SEC Filings; S-3 Eligibility.
               (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
               (b) Each registration statement and any amendment thereto filed by the Company since January 1, 2004 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
               (c) The Company is eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for resale by the Investors as contemplated by the Registration Rights Agreement, according to the eligibility requirements for the use of Form S-3 in transactions involving secondary offerings as set forth in General Instructions I.A and II.B.3 of Form S-3; provided, however that the Company makes no representation or warranty as to whether such registration will be deemed by the SEC to qualify as a secondary offering under Rule 415(a)(1)(i) promulgated under the 1933 Act.
          4.10 No Conflict, Breach, Violation or Default. Subject to the approval of the Proposal by its stockholders as contemplated in Section 7.9, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) except as described in Schedule 4.10, any material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.
          4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all material tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon as owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All material taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.
          4.12 Title to Properties. Except as disclosed in the SEC Filings, each of the Company and its Subsidiaries has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.
          4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.
          4.14 Labor Matters.
          (a) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
          (b) (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.
          (c) The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.
          (d) Except as disclosed in the SEC Filings or as described on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.
          (e) To the Company’s Knowledge, except as specified in Schedule 4.14, each of the Company’s employees in the United States is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.
          4.15 Intellectual Property.

               (a) All Intellectual Property of the Company and its Subsidiaries is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.
               (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and, to the Company’s Knowledge, there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.
               (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses and other than security interests granted to secure the Secured Debt. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries, except where failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect.
               (d) To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any valid Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any

Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.
               (e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted.
               (f) The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, to the Company’s Knowledge, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.
          4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), to the Company’s Knowledge, owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.
          4.17 Litigation. Except as described in the SEC Filings, there are no pending material actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated. Neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or since January 1, 2002 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.
          4.18 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
          4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
          4.20 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. Except as described in Schedule 4.20, there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.
          4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.
          4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.
          4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the 1933 Act.

          4.24 Private Placement. Assuming the accuracy of the Investors’ representations and warranties in Section 5, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act and applicable state securities laws.
          4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; provided, however that the Investors acknowledge and agree that the foregoing representations are made without inquiry by the executive officers of the Company of any of the former stockholders of the Company.
          4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
          4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.
          4.28 Disclosures. Except pursuant to non-disclosure agreements entered into between the Company and each Investor to whom such disclosures have been made, neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.
          4.29 Stock Options. With respect to stock options issued pursuant to the Company’s equity incentive plan(s) (i) each stock option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code so qualifies, (ii) except as disclosed in the SEC Filings, including the financial statements included therein, each grant of a stock option was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (iii) each such grant was made in accordance with the material terms of an equity incentive plan, the 1933 Act and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was or has now been properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the SEC in accordance with the 1934 Act and all other applicable laws, except, in the cases of clauses (i), (ii), (iii) and (iv), for any such failure, violation or default that would not be material to the Company and its subsidiaries taken as a whole.
          4.30 No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the independent registered public accounting firm formerly or presently employed by the Company and the Company is current with respect to any fees owed to such accounting firm.
          4.31 Sufficiency of Cash. Based on the financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, the Company reasonably expects to have sufficient cash on hand to pay all of its currently foreseeable expenses for at least the next 12 months.
     5. Representations and Warranties of the Investors. Except as set forth in Section 5.12, as to which such representations and warranties are made only by Allen & Company LLC,

each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:
          5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Shares pursuant to this Agreement.
          5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
          5.3 Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account or for the account of its investment advisory clients, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor (other than Allen & Company LLC) is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
          5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
          5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
          5.6 Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

          5.7 Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:
               (a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”
               (b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.
          5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.
          5.9 No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.
          5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
          5.11 Prohibited Transactions. Since the earlier of (a) such time when such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Shares, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

          5.12. Certain Representation Regarding Allen & Company LLC and its Affiliates. Allen & Company LLC is a registered broker-dealer under the 1934 Act. The Persons listed on Schedule 5.12 are Affiliates or employees of Allen & Company LLC The Shares purchased by such Investors are being purchased by them in the ordinary course of their respective businesses. Such Investors have no agreements or understandings, directly or indirectly, with any Person to distribute any Shares.
     6. Conditions to Closing.
          6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):
               (a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
               (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Closing Date, all of which shall be in full force and effect.
               (c) The Company shall have executed and delivered the Registration Rights Agreement.
               (d) The Company shall have received confirmation from Nasdaq to the effect that the Shares have been approved for inclusion in The Nasdaq Global Market upon official notice of issuance.
               (e) The Company shall have delivered executed counterparts of the Amendment and Waiver Agreement.
               (f) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
               (g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (f) and (j) of this Section 6.1.
               (h) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying (i) the resolutions adopted by the Board of Directors of the Company (A) approving (1) the transactions contemplated by this Agreement and the other Transaction Documents, (2) the issuance of the Shares, and (3) the Reverse Split and (B) calling the Stockholders Meeting (as defined below), (ii) the current versions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and (iii) as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
               (i) The Investors shall have received an opinion from Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.
               (j) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
               (k) The Company shall have delivered to the Investors executed counterparts of D&O Lock-Up Agreements between the Company and each of the Persons listed in Exhibit C.
               (l) The Company shall have provided evidence reasonably satisfactory to the Investors that, simultaneous with the Closing, the holders of the Secured Debt shall have delivered into escrow (i) payoff letters evidencing full and complete satisfaction of the Secured Debt immediately upon receipt by the Company’s lenders of the payment in full of Secured Debt as contemplated under Section 7.15 hereof; (ii) executed termination statements on Form UCC-3 or other instruments in form and substance reasonably satisfactory to the Investors terminating upon such satisfaction of the Secured Debt any and all security interests in the assets of the Company and its Subsidiaries securing the Secured Debt; and (iii) all items of collateral of the Company or its Subsidiaries then in possession of such lenders or subject to their control securing the Secured Debt (the “Collateral”); and the only condition to the release of such escrow shall be the payment in full of the Secured Debt.
          6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (such enumerated representations and warranties, the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
               (b) The Investors shall have executed and delivered the Registration Rights Agreement.
               (c) The Investors shall have delivered the Purchase Price to the Company.
          6.3 Termination of Obligations to Effect Closing; Effects.
               (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect any Closing shall terminate as follows:
                    (i) Upon the mutual written consent of the Company and the Investors;
                    (ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
                    (iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or
                    (iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to July 10, 2007;
provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
          (b) In the event of termination by any Investor of its obligations to effect the Closing pursuant to this Section 6.3 (such Investor, a “Terminating Investor”), written notice thereof shall forthwith be given by the Terminating Investor to the Company and the other

Investors, and each other Investor shall have the right (but not the obligation) to purchase a pro rata portion of the Terminating Investor’s allocated portion of the total number of Shares to be acquired by all Investors under this Agreement (or such greater portion of the Terminated Investor’s allocated portion of the Shares as otherwise agreed to among each of the other Investors electing to purchase a portion of the Terminated Investor’s allocated portion of the Shares). Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
     7. Covenants and Agreements of the Company.
          7.1 Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.
          7.2 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.
          7.3 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.
          7.4 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.
          7.5 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares to be listed on the Nasdaq Global Market no later than the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq Global Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.
          7.6 Termination of Covenants. The provisions of Sections 7.1 through 7.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.
          7.7 Removal of Legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available the Company (the “Legend Removal Date”) shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144(k) applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. From and after the Legend Removal Date, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Shares to be replaced with certificates which do not bear such restrictive legends. When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Investor within three (3) Business Days of submission by that Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Investor, the Investor, or any third party on behalf of such Investor or for the Investor’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.
          7.8 [reserved]
          7.9 Proxy Statement; Stockholders Meeting; Reverse Split. (a) Promptly following the execution and delivery of this Agreement the Company shall take all action necessary to call a special meeting of its stockholders (the “Stockholders Meeting”), which shall occur not later than September 30, 2007 (the “Stockholders Meeting Deadline”), for the purpose of seeking approval of the Company’s stockholders for the Reverse Split (collectively, the “Proposal”). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and reasonably promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement. The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading. If the Company should discover at any time prior to the Stockholders Meeting, any event relating to the Company or any of its Subsidiaries or any of their respective Affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the 1934 Act, the Company will promptly inform the Investors thereof.
          (b) Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company’s Board of Directors shall recommend to the Company’s stockholders that the stockholders vote in favor of the Proposal (the “Company Board Recommendation”) and take all commercially reasonable action to solicit the approval of the stockholders for the Proposal unless the Board of Directors shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of the immediately succeeding sentence. The Company covenants that the Board of Directors of the Company shall not modify, amend or withdraw the Company Board Recommendation unless the Board of Directors (after consultation with the Company’s outside counsel) shall determine in the good faith exercise of its business judgment that maintaining the Company Board Recommendation would violate its fiduciary duty to the Company’s stockholders.
          (c) Promptly following receipt of stockholder approval of the Proposal, the Company shall take all action necessary to effect the Reverse Split.
          7.12 Subsequent Equity Sales.
          (a) From the date hereof until ninety (90) days after the Effective Date, without the consent of the Investors, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents (other than the Shares); provided, however, the ninety (90) day period set forth in this Section shall be extended for the number of days during such period in which (i) trading in the Common Stock is suspended by any exchange or market on which the Common Stock is listed or quoted, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Investors for the resale of the Shares. Notwithstanding the foregoing, the provisions of this Section 7.12(a) shall not apply to (i) the issuance of Common Stock or Common Stock Equivalents upon the conversion or exercise of any securities of the Company or a Subsidiary outstanding on the date hereof, provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof or (ii)

the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company equity incentive plan approved by the Company’s stockholders and in place as of the date hereof.
          (b) From the date hereof until such time as no Investor holds any of the Shares, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.
          7.13 Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.
          7.14 Sale of SpecPub Business. The Company shall use its commercially reasonable best efforts to sell the SpecPub Business to one or more third parties on or prior to December 31, 2007.
          7.15 Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company (i) for working capital and general corporate purposes and (ii) to repay in full the Secured Debt. The Company shall repay in full, as promptly as practicable but in any event not more than two Business Days following the Closing Date, all of the obligations of the Company and its Subsidiaries under the Secured Debt.
          7.16 Release of Collateral. Promptly following the repayment of the Secured Debt, the Company shall take all actions necessary to effect the release of the Collateral, including, without limitation, the filing of UCC-3 termination statements with in each applicable jurisdiction and making appropriate filings with the Patent and Trademark Office.
     8. Survival and Indemnification.
          8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing; provided, however, that the representations and warranties contained herein shall survive the Closing for a period of two years.
          8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.
          8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.
     9. Miscellaneous.
          9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the

Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.
          9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
               If to the Company:
PlanetOut Inc.
1355 Sansome Street
San Francisco, California 94111
Attention: Daniel Miller, Chief Financial Officer
Fax Number: (415) 834-6378
               With a copy (not constituting notice) to:
Howard Rice Nemerovski Canady Falk & Rabkin,
A Professional Corporation
Three Embarcadero Center, Seventh Floor
San Francisco, California 94111
Attn: Michael Sullivan, Esq.
Fax Number: (415) 217-5910
               If to the Investors: to the addresses set forth on the signature pages hereto.

          9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC not to exceed $40,000; it being understood that Lowenstein Sandler PC has only rendered legal advice to the Special Situations Funds participating in this transaction and not to the Company or any other Investor in connection with the transactions contemplated hereby, and that each of the Company and each Investor has relied for such matters on the advice of its own respective counsel. Such expenses shall be paid not later than the Closing Date. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.
          9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.
          9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the transactions contemplated by this Agreement. No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices relating to the Transaction Documents and the transactions contemplated thereby in the manner and time required by the SEC or Nasdaq.
          9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
          9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
          9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
          9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
          9.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the

Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.
[signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	PLANETOUT INC.

	By:	/s/ Karen Magee

	Name:	Karen Magee
	Title:	CEO

The Investors:	SPECIAL SITUATIONS FUND III QP, L.P.

	By:	/s/ Austin W. Marxe

	Name:	Austin W. Marxe
	Title:	General Partner
Purchase Price: $4,999,999.90
Number of Shares: 4,347,826

Address for Notice:
527 Madison Avenue
Suite 2600
New York, NY 10022

with a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

SPECIAL SITUATIONS CAYMAN FUND, L.P.

	By:	/s/ Austin W. Marxe

	Name:	Austin W. Marxe
	Title:	General Partner

Purchase Price: $999,999.75
Number of Shares: 869,565

Address for Notice:
527 Madison Avenue
Suite 2600
New York, NY 10022

with a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

CASCADE INVESTMENT, L.L.C.

	By:	/s/ Michael Larson

	Name:	Michael Larson
	Title:	Business Manager

Purchase Price: $5,999,999.65
Number of Shares: 5,217.391

Address for Notice:
2365 Carillon Point
Kirkland, WA 98033
Attn: Reports

with a copy to:

Cascade Investment, L.L.C.
2365 Carillon Point
Kirkland, WA 98033
Attn: General Counsel
Telephone: (425) 889-7900

DAVID G. HERRO TRUST

	By:	/s/ David G. Herro

	Name:	David G. Herro
	Title:	Trustee

Purchase Price: $999,999.75
Number of Shares: 869,565

Address for Notice:
65 East Goethe 3N
Chicago, IL 60610

with a copy to:

Harris Associates, L.P.
2 North LaSalle
Suite 500
Chicago, 60602
Attn: Colin McFarland

PAR Investment Partners, L.P. By: PAR Group, L.P., as its general partner
By: PAR Capital Management, Inc., as its general partner

	By:	/s/ Tim Caffrey

	Name:	Tim Caffrey
	Title:	Vice President

Purchase Price: $2,750,000.75
Number of Shares: 2,391,305

Address for Notice:		PAR Capital Management, Inc.,
One International Place, Suite 2401
Boston, MA 02110

Attn: Gina DiMento
Telephone: (617) 526-8964
Facsimile: (617) 556-8875

SF CAPITAL PARTNERS LTD.

	By:	/s/ Brian H. Davidson

	Name:	Brian H. Davidson
	Title:	Managing Director

Initial Purchase Price: $1.15
Number of Shares: 4,086,957
Purchase Price: $4,700,000.55

Address for Notice:
SF Capital Partners Ltd.
c/o Stark Offshore Management LLC
3600 South Lake Drive
St. Francis, WI 53235
Attn: Brian H. Davidson
Telephone: (414) 294-7000
Facsimile: (414) 294-7700

T ROWE PRICE ASSOCIATES, INC. Investment Adviser to the Funds on Schedule “A”

	By:	/s/ Joseph B. Fath

	Name:	Joseph B. Fath
	Title:	Vice President

Purchase Price = $4,499,999.45
Number of Shares = 3,913,043

Address for Notice:		T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Darrell Braman
Phone No. 410-345-2013
Facsimile No. 410-345-6575
E-Mail Address: Darrell_Braman@troweprice.com

Allen & Company LLC, on behalf of itself and Paul A. Gould

	By:	/s/ Howard Felson

	Name:	Howard Felson
	Title:	VP

Purchase Price: $573,508.45
Number of Shares: 498,703

Address for Notice:
711 Fifth Avenue
New York, NY 10022
Attn: Peter DiIorio

Allen SBH II, LLC

	By:	/s/ Howard Felson

	Name:	Howard Felson
	Title:	Vice Pres.

Purchase Price: $273,097.40
Number of Shares: 237,476

Address for Notice:
711 Fifth Avenue
New York, NY 10022
Attn: Peter DiIorio

HAGC Partners, L.P.

	By:	/s/ Herbert Allen III

	Name:	Herbert Allen III
	Title:	President of GP

Purchase Price: $135,353.85
Number of Shares: 117,699

Address for Notice:
711 Fifth Avenue
New York, NY 10022
Attn: Peter DiIorio

	By:	/s/ Nancy Peretsman

Nancy Peretsman

Purchase Price: $95,588.00
Number of Shares: 83,120

Address for Notice:
Allen & Company LLC
711 Fifth Avenue
New York, NY 10022

	By:	/s/ Ian G. Smith

Ian Smith

Purchase Price: $27,310.20
Number of Shares: 23,748

Address for Notice:
Allen & Company LLC
711 Fifth Avenue
New York, NY 10022

	By:	/s/ Kaveh Khosrowshahi

Kaveh Khosrowshahi

Purchase Price: $27,310.20
Number of Shares: 23,748

Address for Notice:
Allen & Company LLC
711 Fifth Avenue
New York, NY 10022

	By:	/s/ Harry Wagner

Harry Wagner

Purchase Price: $27,310.20
Number of Shares: 23,748

Address for Notice:
Allen & Company LLC
711 Fifth Avenue
New York, NY 10022

	By:	/s/ Jeff Stanley

Jeff Stanley

Purchase Price: $41,786.40
Number of Shares: 36,336

Address for Notice:
Allen & Company LLC
711 Fifth Avenue
New York, NY 10022

	By:	/s/ Richard Fields

Richard Fields

Purchase Price: $12,063.50
Number of Shares: 10,490

Address for Notice:
Allen & Company LLC
711 Fifth Avenue
New York, NY 10022

	By:	/s/ Stephen Greenberg

Stephen Greenberg

Purchase Price: $36,672.35
Number of Shares: 31,889

Address for Notice:
Allen & Company LLC
711 Fifth Avenue
New York, NY 10022